UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 16, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 16, 2014, STAG Industrial, Inc., a Maryland corporation (the “Company”), as Guarantor, and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), as Issuer, entered into a note purchase agreement (the “Purchase Agreement”) with the purchasers named therein.  The Purchase Agreement provides for the private placement of $100 million of senior unsecured notes (the “Notes”) by the Operating Partnership.  Of the Notes, $50 million are designated Series A Notes and will mature in October 2024, with a fixed interest rate of 4.98%, and $50 million are designated as Series B Notes and will mature in July 2026, with a fixed interest rate of 4.98%.  The Series A Notes are expected to be issued on October 1, 2014 and the Series B Notes are expected to be issued on July 1, 2014, subject to customary closing conditions.

Interest on the Notes is payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2014. The Operating Partnership will be permitted to prepay at any time all, or from time to time any part of, the outstanding Notes, in the amount not less than 5% of the Notes then outstanding at (i) 100% of the principal amount so prepaid, and (ii) the “Make-Whole Amount” as defined in the Purchase Agreement. The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.

The Purchase Agreement contains a number of customary financial covenants, including leverage ratios, recourse indebtedness thresholds, fixed charge coverage ratios and tangible net worth thresholds and limits. Subject to the terms of the Purchase Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount, as discussed above, or interest under the Notes, and (ii) a default in the payment of certain other indebtedness of the Operating Partnership, the Company or their subsidiaries, the principal and accrued and unpaid interest and the Make-Whole Amount on the outstanding Notes will become due and payable at the option of the holders.

The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company and certain of its subsidiaries.

The Operating Partnership intends to use the net proceeds from the issuance of the Notes to fund acquisitions, to repay indebtedness, including amounts outstanding under its unsecured corporate revolving credit facility, and for working capital and other general purposes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, including the forms of Series A Note and Series B Note, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 1.01 by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of April 16, 2014, among STAG Industrial Operating Partnership, L.P., STAG Industrial, Inc. and the purchasers named therein.

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. Forward-looking statements in this report include, among others, statements about the issuance of the notes and the use of proceeds from the private placement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2013, as updated by the Company’s quarterly reports on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated:  April 22, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of April 16, 2014, among STAG Industrial Operating Partnership, L.P., STAG Industrial, Inc. and the purchasers named therein.